UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2015, the following persons who constitute “Named Executive Officers” of Solitario Exploration & Royalty Corp. (“Solitario”) voluntarily agreed to cancel options held by such persons pursuant to the Solitario Resources Corporation 2006 Stock Option Incentive Plan (the “2006 Plan”) and the 2013 Solitario Exploration and Royalty Corp Omnibus Stock and Incentive Plan (the “2013 Plan”) in order to allow Solitario to have additional financial flexibility.

Named Executive Officer	Plan	Options	Exercise Price	Expiration Date
Christopher E. Herald	2006 Plan	25,000	Cdn$1.49	12/16/17
	2006 Plan	420,000	Cdn$1.60	08/14/19
	2013 Plan	300,000	US$0.94	10/21/18
James R. Maronick	2006 Plan	20,000	Cdn$1.49	12/16/17
	2006 Plan	290,000	Cdn$1.60	08/14/19
	2013 Plan	200,000	US$0.94	10/21/18
Walter H. Hunt	2006 Plan	20,000	Cdn$1.49	12/16/17
	2006 Plan	310,000	Cdn$1.60	08/14/19
	2013 Plan	220,000	US$0.94	10/21/18

No consideration was given to, or received by any Named Executive Officer to cancel the above awards.

Item 8.01.	Other Events

In addition, other holders of an aggregate of 95,000 options from the 2006 Plan with an exercise price of Cdn$1.49 per share scheduled to expire on December 16, 2017, and holders of an aggregate of 810,000 options from the 2006 Plan with an exercise price of Cdn$1.49 per share scheduled to expire on August 14, 2019 (for a total of 1,990,000 options from the 2006 Plan) also voluntarily agreed to cancel such options on November 24, 2015.

Other holders of an aggregate of 530,000 options from the 2013 Plan with an exercise price of US$0.94 per share scheduled to expire on October 21, 2018 (for a total of 1,250,000 options from the 2013 Plan) also voluntarily agreed to cancel options on November 24, 2015.

No consideration was given to, or received by the other holders to cancel their awards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 24, 2015

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer